UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 15, 2022

MEDMEN ENTERPRISES INC.

_____________________________________________________

(Exact name of registrant as specified in its charter)

British Columbia	000-56199	98-1431779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10115 Jefferson Boulevard, Culver City, CA 90232

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(424) 330-2082

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 15, 2022, MedMen Enterprises Inc. (the “Company”) appointed Ana Bowman as Chief Financial Officer effective February 22, 2022. Ana Bowman, 53, was Vice President, Financial Reporting and FP&A at Tilray Brands, Inc., (Nasdaq: TLRY), a global cannabis lifestyle and consumer packaged goods company, since April 2021, previously serving as Global Controller since April 2020. Prior to that, from September 2015 to April 2020, Ms. Bowman was Controller at Omeros Corporation, (Nasdaq: OMER), a biopharmaceutical company. Ms. Bowman received a BA in Business Administration, Accounting from the University of Washington. As compensation for Ms. Bowman’s services, she will receive an annual salary of $275,001 and will participate in the Company’s 2020 Employee Bonus Program (the “Program”) which, unless otherwise determined by the Compensation Committee (the “Committee”) of the Board of Directors, in its sole discretion, any performance bonuses granted under the Program shall be comprised of 80% restricted stock units (RSUs) and 20% stock options (herein referred to as the “Awards”) granted pursuant to the Company’s 2018 Stock and Incentive Plan. The value of the Awards granted under the Program will equal up to 100% of Ms. Bowman’s applicable salary and may be subject to change only upon approval by the Committee in its sole discretion. Additionally, in the event a change of control of the Company any unvested stock Awards outstanding on the date of the change of control will immediately vest. Furthermore, if during the 12-month period commencing on the date of the change of control, the Company terminates Ms. Bowman without cause or Ms. Bowman initiates a termination of employment by resigning for good reason (reduction in compensation or material change in duties and responsibilities), Ms. Bowman shall receive six (6) months of her base salary at the time of employment termination.

Other than as described herein, there are no arrangements or understandings between Ms. Bowman and any other person pursuant to which she was appointed to serve as Chief Financial Officer and Ms. Bowman does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Ms. Bowman and any director or executive officer of the Company.

On February 15, 2022, Reece Fulgham gave notice of his resignation as interim Chief Financial Officer effective February 22, 2022. Mr. Fulgham’s resignation was not the result of any disagreements with the Company on any matters relating to its operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On February 18, 2022, the Company issued a press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby furnished pursuant to this Item 7.01.

The information disclosed under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

The Company filed on SEDAR a Notice of Meeting and Record Date that its annual and special meeting of shareholders will occur on April 20, 2022 (the “Annual Meeting”) with a record date of March 4, 2022. The Company anticipates that it will furnish proxy materials to its shareholders in connection with the Annual Meeting beginning on or about March 21, 2022. The time and location of the Annual Meeting will be as set forth in the Company’s definitive proxy statement for the Annual Meeting. Under Rule 14a-8 of the Exchange Act, a shareholder proposal to be included in the proxy statement and proxy card for the 2022 annual meeting pursuant to Rule 14a-8 must be received by the Corporate Secretary at MedMen Enterprises Inc., 10115 Jefferson Boulevard Culver City, California 90232, a reasonable time before the Company begins to print and send out proxy materials for such 2022 annual meeting. The Company has determined March 4, 2022 to be a reasonable time before it expects to begin to print and distribute its proxy materials prior to the 2022 annual meeting. The March 4, 2022 deadline also will apply in determining whether notice of a shareholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c) of the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter to Ana Bowman executed February 16, 2022
99.1	Press Release dated February 18, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2022	MEDMEN ENTERPRISES INC.

/s/ Michael Serruya
By: Michael Serruya
Its: Chief Executive Officer

3